                                                                               .
                                                                               .
                                                                               .

                                                     FOUR EASY WAYS TO VOTE YOUR PROXY

                                 INTERNET:  Go to WWW.XXXXXXXXXXXXXX.XXX and follow the online directions.
                                 TELEPHONE: Call 1-800-XXX-XXXX and follow the simple instructions.
                                 MAIL:      Vote, sign, date and return your proxy by mail.
(AIM INVESTMENT(R) LOGO)         IN PERSON: Vote at the Special Meeting of Shareholders.

     999 999 999 999 99

AIM S&P 500 INDEX FUND (THE "FUND")                 PROXY SOLICITED BY THE BOARD OF TRUSTEES (THE "BOARD")
AN INVESTMENT PORTFOLIO OF AIM STOCK FUNDS                 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE
                                                                                    HELD FEBRUARY 29, 2008

The undersigned hereby appoints Philip A. Taylor, John M. Zerr and Sidney M. Dilgren, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on
February 29, 2008, at 3:00 p.m., Central Time, and at any adjournment or postponement thereof, all of the shares of the FUND which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS
SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE
PROPOSALS.

                                                     NOTE: IF YOU VOTE BY TELEPHONE OR ON THE INTERNET,
                                                           PLEASE DO NOT RETURN YOUR PROXY CARD.
                                                     (ARROW)
                                                           PROXY MUST BE SIGNED AND DATED BELOW.

                                                     Dated
                                                           --------------------


                                                     -----------------------------------------------------
                                                     Signature(s) (if held jointly)      (SIGN IN THE BOX)

                                                     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
                                                     THIS PROXY CARD. All joint owners should sign. When
                                                     signing as executor, administrator, attorney, trustee
                                                     or guardian or as custodian for a minor, please give
                                                     full title as such. If a corporation, limited
                                                     liability company, or partnership, please sign in
                                                     full entity name and indicate the signer's position
                                                     with the entity.
                                                                            (ARROW)

*--+

               (ARROW) PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. [X] (ARROW)
                       PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE PROPOSALS.

1.   Approve an Agreement and Plan of Reorganization (the "Agreement") under       FOR   AGAINST   ABSTAIN
     which all of the assets of AIM S&P 500 Index Fund (the "Fund"), an
     investment portfolio of AIM Stock Funds ("Trust"), will be transferred to     [ ]     [ ]       [ ]
     AIM Structured Core Fund ("Buying Fund"), an investment portfolio of AIM
     Counselor Series Trust ("Buyer"). Buying Fund will assume the liabilities of the Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of the Fund.

2.   To elect thirteen trustees to the Board of Trustees of Trust, each of whom    FOR   AGAINST   ABSTAIN
     will serve until his or her successor is elected and qualified:
                                                                                   [ ]     [ ]       [ ]

          (01) _____________   (08) _____________
          (02) _____________   (09) _____________
          (03) _____________   (10) _____________
          (04) _____________   (11) _____________
          (05) _____________   (12) _____________
          (06) _____________   (13) _____________
          (07) _____________

3.   Transact any other business, not currently contemplated, that may properly    FOR   AGAINST   ABSTAIN
     come before the Special Meeting, in the discretion of the proxies or their
     substitutes.                                                                  [ ]     [ ]       [ ]

PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

            PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

(ARROW)                                                                                            (ARROW)